Calculation of Filing Fee Tables
S-4
MasterBrand, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	Other	77,876,755		$ 962,042,554.00	0.0001531	$ 147,288.72
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 962,042,554.00		$ 147,288.72
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 147,288.72
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) Represents the maximum number of shares of MasterBrand, Inc. ("MasterBrand") common stock, par value $0.01 per share (the "MasterBrand Common Stock") estimated to be issuable by the registrant upon the completion of the proposed merger of Maple Merger Sub, Inc. ("Merger Sub") with and into American Woodmark Corporation ("American Woodmark"), with American Woodmark surviving as a wholly-owned subsidiary of MasterBrand (the "Merger") pursuant to the Agreement and Plan of Merger, dated as of August 5, 2025 (the "Merger Agreement"), by and among Masterbrand, Merger Sub, and American Woodmark. This number is based on the product obtained by multiplying (a) 5.150, the exchange ratio in the Merger Agreement and (b) 15,121,700 shares of American Woodmark common stock, no par value ("American Woodmark Common Stock"), which is the sum of (i) 14,568,987 shares of American Woodmark Common Stock outstanding as of September 3, 2025, (ii) 61,560 shares of American Woodmark Common Stock potentially issuable pursuant to American Woodmark stock options to be assumed in the Merger, (iii) 167,798 shares of American Woodmark Common Stock potentially issuable pursuant to American Woodmark restricted stock units to be assumed in the Merger, and (iv) 323,355 shares of American Woodmark Common Stock potentially issuable pursuant to American Woodmark performance-based restricted stock units to be assumed in the Merger. In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any securities that may from time to time be offered or issued resulting from forward or reverse stock splits, stock dividends or similar transactions. (2) Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rules 457(c) and 457(f)(1) promulgated under the Securities Act based upon the market value of shares of American Woodmark Common Stock that may be canceled and exchanged in the Merger (as set forth in the preceding footnote) in accordance with Rule 457(c) under the Securities Act as follows: the product of (a) $63.62, the average of the high and low prices of American Woodmark Common Stock as reported on the NASDAQ Global Select Market on September 3, 2025, and (b) 15,121,700, which represents the estimated maximum number of shares of American Woodmark Common Stock that may be exchanged for the shares of MasterBrand Common Stock in the Merger, as described above. (3) Computed in accordance with Rule 457(f) under the Securities Act to be $147,288.72, which is equal to 0.0001531 multiplied by the proposed maximum aggregate offering price of $962,042,554.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
15,121,700	$ 63.62	$ 962,042,554.00			$ 962,042,554.00

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A